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                                                                     Exhibit 8.1


             [Letterhead of Mayor, Day, Caldwell & Keeton, L.L.P.]


                                January 22, 1998


Apache Corporation
2000 Post Oak Boulevard
Suite 100
Houston, Texas  77056-4400

Ladies and Gentlemen:

     We have acted as counsel for Apache Corporation, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of up to an aggregate $300,000,000 principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are to be issued from time to time in one or more series pursuant to an Indenture (as supplemented to date and included as an exhibit in the Registration Statement, the "Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee. The terms of the Debt Securities, which are set forth in the Indenture and in the Prospectus included in the Registration Statement, are incorporated herein by reference.

     Based upon the terms of the Debt Securities, as so set forth in the Registration Statement, we hereby confirm that the discussion under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus sets forth our opinion, subject to the qualifications and limitations set forth therein, as to the material United States Federal income tax considerations pertinent to the acquisition, holding and disposition of the Debt Securities.

     We hereby consent to the references to our firm in the Prospectus under the captions "Certain United States Federal Income Tax Considerations" and "Legal Matters" and to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                           Very truly yours,

                           /s/ MAYOR, DAY, CALDWELL & KEETON, L.L.P.